UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2005

Novavax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26770	22-2816046
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

508 Lapp Road, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	484-913-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2005, the Novavax Board of Directors entered into an incentive compensation plan for Gary C. Evans, Chairman of the Board.

The compensation plan, which does not include cash compensation, is designed to significantly align the Chairman to serve the best interest of all shareholders.

Compensation Includes:
1. 50,000 shares in the form of a restricted stock grant.

2. 35,000 shares of stock options exercisable in six months.

3. 150,000 shares of stock options exercisable when the companies market valuation exceeds $150 million, $250 million and $350 million respectively with 50,000 shares at each market valuation milestone.

4. 125,000 shares of stock options exercisable when the company successfully completes two specified strategic objectives with 50,000 shares vesting for the first strategic event and 75,000 shares for the second strategic event.

All stock options are priced at the closing price on the Nasdaq National Market on July 20, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 21, 2005, Susan Bayh notified Novavax, Inc. that she has elected to resign from the Novavax Board of Directors due to conflicting priorities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

July 22, 2005	By:	Dennis W. Genge

Name: Dennis W. Genge
Title: Vice President and Chief Financial Officer